Exhibit 10.3

MULTI-TENANT NET COMMERCIAL

LEASE

Dated: February 20, 2008

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a)        Landlord: PRANJIWAN R. LODHIA and LOLITA LODHIA

            Landlord’s Address (For Notice): 1900 OAKDALE AVENUE, SAN FRANCISCO, CA 94124 or such other place as Landlord may from time to time designate by notice to Tenant.

(b)        Tenant: ENCORE CAPITAL GROUP, INC., a Delaware corporation.

            Tenant’s Trade Name: MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation.

            Tenant’s Address for Notices: 8875 AERO DRIVE, SUITE 200, SAN DIEGO, CA 92123.

(c)        Premises: Address: 4302 EAST BROADWAY ROAD, PHOENIX (“City”), State of ARIZONA 85040 (“State”).

The Premises consists of the Building and improvements located at the address above, as more specifically depicted on Exhibit “A”. The Building contains approximately 32,611 Rentable Square Feet (subject to adjustment as provided in this Lease)

(d)        Tenant’s share of Common Area Operating Expenses: 52% (“Tenant Share”) as determined by the pro-rata square footage of the Building as compared to the total square footage of all buildings in the Project which is 62,611 Square Feet.

(e)        Initial Term: SIXTY (60) Calendar Months.

(f)         Commencement Date: OCTOBER 1, 2008

(g)        Expiration Date: SEPTEMBER 30, 2013

(h)        Base Rent Schedule:

Effective Date(s)	Monthly Base Rent Amount

OCTOBER 1, 2008 through SEPTEMBER 30, 2011	$26,741.02 NNN per month

OCTOBER 1, 2011 through SEPTEMBER 30, 2013	$27,719.35 NNN per month

(i)        Additional Rent-Minimum Monthly Operating Expense Charge: No minimum.

            Additional Payment-Monthly Amortized Tenant Improvement Repayment: $7,265.42 per month for the Initial Term and $0 per month for any subsequent term, presuming that the maximum amount is being loaned on the terms set forth in Subparagraph 1 (n).

(j)        Security Deposit: $42,400.00 less any credit from the Security Deposit then remaining on the lease on the 4310 Space (defined below).

(k)        Permitted Use: GENERAL OFFICE and no other use without the express written consent of Landlord.

(l)         Broker(s): NONE

(m)       Option to Extend: Tenant shall have two (2), five-year options to extend the lease under the terms. See Exhibit F.

(n)        Tenant Improvements: Landlord will fund to Tenant and pay for $50,000.00 in Tenant Improvement costs and fees upon execution of the Lease. If requested by Tenant, Landlord will provide and lend to Tenant additional monies up to $350,000.00, at Tenant’s election, for additional Tenant Improvement costs and fees to be repaid to Landlord over the initial five (5) year term of the Lease or sooner, at Tenant’s election, at an interest rate of 9% per annum. If Tenant defaults or breaches the terms of this Lease, all monies owed to Landlord for the additional Tenant Improvements becomes immediately due and payable upon written demand. See Exhibit D.

(o)        Exhibits: A through F, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

(p)        Landlord and Tenant both acknowledge that there is an existing Lease in place between Landlord and Tenant’s affiliate, Midland Credit Management, Inc. (“Midland”) for approximately 62,611 square feet of space located at 4302 and 4310 East Broadway Road, Phoenix, AZ 85040 (the “4310 Space”) with termination date of September 30, 2008. The 4310 Space will not be included in this Lease and Midland intends to terminate its interest in the 4310 Space at the end of its lease term. Landlord agrees to mitigate Midland’s Lease obligation for this space if Landlord is able to find another tenant to take over the 4310 Space before Midland’s Lease terminates. If Landlord is successful at placing a new tenant into 4310 Space before the current Lease termination on September 30, 2008, Landlord will release Midland (and Tenant, if obligated) from any remaining Lease obligations for the 4310 Space.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2. PREMISES AND COMMON AREAS.

(a) Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises and the Building and improvements situated thereon, upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

(b) Tenant’s Use of Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with all other occupants of the Project, the following common areas of the Project (collectively, the “Common Areas”): the parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Project occupants. The foregoing notwithstanding, Tenant will be entitled to the exclusive use of 142 parking spaces (53 in the back (i.e., Wood Street) parking lot and 89 surrounding the building) in accordance with Paragraph 32, at no additional cost. The Common Areas and Tenant’s exclusive parking are specifically identified in Exhibit A.

(c) Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises is not interfered with in an unreasonable manner or at unreasonable times, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Project, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

3. TERM. The term of this Lease (“Term”) will be for the period designated in Subparagraph 1(e), commencing on the Commencement Date, and ending on the Expiration Date. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a “Lease Year”.

4. POSSESSION.

(a) Delivery of Possession. Tenant is already in possession of the Premises; Landlord confirms delivery of physical possession of the Premises to Tenant as of the Commencement Date.

(b) Condition of Premises. By being in possession of the Premises, Tenant will be deemed to have accepted the Premises in its “as-is” condition on the date of delivery of possession and to have acknowledged that all work to be completed by Landlord has been completed and there are no additional items needing work or repair by Landlord. Landlord will provide Tenant $50,000.00 towards Tenant Improvements at execution of this Lease. Landlord further agrees to provide up to an additional $350,000.00 towards Tenant Improvements at commencement of this Lease. Tenant will be entitled to elect to receive any amount up to $350,000 (the “Financed Amount”). Tenant will repay the Financed Amount to Landlord over the life of the initial five (5) year Lease term in equal monthly payments at an interest rate of 9% per annum. The foregoing sentence notwithstanding, Tenant shall have the right to prepay all or any portion of the Financed Amount during the five (5) year Lease term. If a Tenant default occurs pursuant to Subparagraph 22 (a) and remains after the application of any notice of default and opportunity to cure, all monies owed to Landlord for the additional Tenant Improvements becomes due and payable within five (5) days after written demand. Tenant will be responsible and manage all improvement projects. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Project.

5. RENT.

(a) Monthly Base Rent. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with the Commencement Date. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. The Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph 1(h).

(b) Additional Rent. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance and repairs, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended. Tenant shall pay to Landlord, in addition to and along with the rental otherwise payable hereunder, a sum equal to the aggregate of any municipal, city, county, state or federal excise, sales, use or privilege taxes legally levied or imposed, or hereafter legally levied or imposed, during the Lease term or any extension or renewal, against or on account of the amounts payable hereunder or the receipts thereof by Landlord (except state, federal or any other income taxes imposed or levied against Landlord), which shall be paid monthly with the installments of Rent as hereinabove provided.

(c) Late Payments. Any payment of Monthly Base Rent and Additional Rent received more than 5 days after the first of a month will be deemed late. Late payments of Monthly Base Rent and/or any item of Additional Rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6. OPERATING EXPENSES.

(a) Operating Expenses. Throughout the Term of this Lease, commencing at the Commencement Date, Tenant agrees to pay Landlord as Additional Rent in accordance with the terms of this Paragraph 6, Tenant’s Share of Operating Expenses for the taxes and insurance for the Project and all costs and expenses for the operation, maintenance, repair, and replacement of the Project as follows: (i) any form of real property tax assessment, levy, charge, improvement bond or similar imposition of any kind or nature real estate taxes and assessments levied upon the Building and Premises imposed by any authority having the direct power to tax, including applicable State, County, City governments or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges (iv) management costs (“Management Costs”), including, without limitation, (A) wages and salaries (including payroll taxes and similar charges) of property management employees and (B) management office rental, supplies, materials, equipment and tools including rental of personal property directly attributable to the management of the Project, which Management Costs will in no event increase more than five percent (5%) from the immediately prior calendar year; (v) repair and maintenance of the structural portions of the buildings with the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (vi) maintenance, costs and upkeep of all parking and other Common Areas; (vii) depreciation on a straight line basis and rental of personal property used in maintenance; (viii) gardening and landscaping; (xv) maintenance of signs (other than signs of tenants of the Project); (xvi) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (ix) reasonable accounting, audit, verification, legal and other consulting fees; and (x) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

Notwithstanding the foregoing paragraph, the following shall not be included as Operating Expenses: (a) interest, points and fees on debt or amortization on or for any mortgage or similar security instrument (a “Security Instrument”) encumbering the Project or any portion thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a Security Instrument), and all costs incurred in connection with any financing, refinancing or syndication of the Project; (b) costs of capital improvements and any other expenditures that, under generally accepted accounting principles (“GAAP”), should be capitalized, except that Operating Expenses shall include the cost during the Term, as reasonably amortized by Landlord in accordance with GAAP, of any capital improvement; (c) costs of improvements to, or alterations of, space leased to or available for lease to any tenant; (d) costs of repairing or restoring any portion of the Project damaged by a fire or other casualty, except to the extent that such costs constitute expenses (as opposed to capital expenditures) under GAAP and do not exceed the amount of the deductible under the policy of casualty insurance maintained (or required to be maintained) by Landlord, or are not covered or paid for by insurance proceeds; (e) costs of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain or conveyance in lieu thereof, except to the extent that such costs constitute expenses (as opposed to capital expenditures) under GAAP and are not part of the condemnation award payable to Landlord with respect thereto; (f) costs and expenses incurred in connection with leasing space in or procuring tenants for the Project, including, without limitation, leasing commissions and advertising expenses, and legal and other professional fees; (g) court costs and legal fees incurred to enforce the obligations of tenants under leases of portions of the Project, or resulting from the violation by Landlord of the terms and conditions of any lease; (h) costs of correcting defects in the initial construction of the Project, provided that this shall not exclude the cost of normal repair and maintenance expected with respect to the construction materials and equipment installed in the Project; (i) wages, salaries, compensation and benefits of any employees above the level of property manager; and (j) fines, interest, charges, penalties, damages and other costs incurred by Landlord by reason of any default (or claim of default) or late payment by it under any lease or other contract or instrument (regardless of whether or not the payment itself is allowed to be included in Operating Expenses), including, without limitation, any legal and other professional fees paid or incurred in connection therewith.

(b) Determination of Tenant’s Monthly Operating Expense Charge. Tenant’s Monthly Operating Expense Charge shall be determined as provided in Subparagraph 1(i) and as adjusted in this Paragraph 6 of this Lease.

(c) Estimate Statement. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant’s estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due (but not earlier than 20 days after Tenant’s receipt of such estimate), until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement (but not earlier than 20 days after Tenant’s receipt of such estimate), Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant’s estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly Landlord reasonably determines that Tenant’s Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within twenty (20) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant’s Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

(d) Actual Statement. By April 1st of each calendar year during the Term of this Lease, Landlord will also deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within twenty (20) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant’s Share of the Operating Expenses due under this Lease

(e) Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until twenty (20) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within sixty (60) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease for a period of one year after the Expiration Date. Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

f) No Limitation on Yearly Increases. Except as otherwise provided for management costs as set forth in Subparagraph 6(a), there shall be no limit on yearly increase of the Operating Expenses per year over the previous year’s Operating Expenses.

7. SECURITY DEPOSIT AND CLEANING FEE. Upon Tenant’s execution of this Lease, Tenant will deposit or transfer deposit from existing Lease with Landlord the Security Deposit designated in Subparagraph 1(j). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease set forth in Subparagraph 22(a) including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) after applicable notice and cure periods, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord’s written demand therefore, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant’s Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord will return the Security Deposit to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee.

8. USE.

(a) Tenant’s Use of the Premises. The Premises may be used for the use or uses set forth in Subparagraph 1(l) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may not be unreasonably withheld, conditioned or delayed. Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Project.

(b) Compliance. At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered and occupied in violation of, and Tenant, at its sole cost and expense, agrees its use and occupancy of the Premises, and the use and occupancy of others in the Premises to be in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and or the Project. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to place or store any articles or materials outside of the Premises or to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Project. Tenant shall not use or allow the Premises to be used for lodging, bathing or the washing of clothes.

(c) Hazardous Materials. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons, except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease. Tenant shall not be responsible for any pre-existing hazardous material conditions or for any encroachment of hazardous materials from any other suites or properties during the life of this lease.

(d) Refuse and Sewage. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant’s trash becomes excessive in Landlord’s judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant’s sole cost and expense.

9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the Tenant’s Address for Notices Subparagraph 1b. Either party may specify a different address for notice purposes by written notice to the other. While Tenant is in possession of the Premises, notices to the Tenant may also be delivered to the Premises. Notice shall be deemed given when delivered (or upon refusal of acceptance of delivery), if given by personal delivery, otherwise one (1) business day following delivery to a nationally-recognized overnight courier service or three (3) business days following deposit in the United States mail.

10. BROKERS. Landlord and Tenant each represents and warrants to the other that no finder, broker or other person is entitled to any commission, fee or other compensation in connection with any of the transactions contemplated by this Lease.

11. SURRENDER; HOLDING OVER.

(a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage excepted, with all of Tenant’s personal property and alterations removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) Holding Over. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, including the payment of Operating Expenses, except that the Monthly Base Rent for any month or partial month during which Tenant holds over shall be equal to one hundred and fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease

12. TAXES ON TENANT’S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real, to the extent Landlord is not otherwise obligated to pay them as contemplated by Subparagraph 6(a), and personal) levied against Tenant’s business operations or any personal property, improvements, alterations, trade fixtures or merchandise placed by Tenant in or about the Premises.

13. ALTERATIONS. Tenant shall not make any alterations to the Premises or any other aspect of the Project; without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable but subjective discretion. All permitted alterations must be performed in compliance with Landlord’s standard rules and regulations regarding alterations. All alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided however, Landlord may require Tenant to remove any unique alterations at the end of the Term of this Lease. If Tenant fails to remove such by the expiration or earlier termination of this Lease all of its personal property, or any unique alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and or alterations as abandoned and, at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days’ prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant’s abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage anchor sale of such items), with any remainder to be paid to Tenant.

14. REPAIRS.

(a) Landlord’s Obligations. Landlord agrees to repair and maintain the Project common areas and the structural portions of the Building, including the foundations, bearing and exterior walls (excluding glass), sub-flooring and roof (excluding skylights), and the unexposed electrical, plumbing and sewer systems, including those portions of such systems which are outside the Premises, gutters and downspouts on the, unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. The costs of maintenance and repairs performed by Landlord will be included in Operating Expenses as provided for in Subparagraph 6 (a). Except as provided in this Subparagraph 14(a), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, which time shall be deemed unreasonable should Landlord fail to commence repair within 30 days of such notice. Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute, ordinance, rule, regulation, order or ruling.

(b) Tenant’s Obligations. Tenant agrees to keep, maintain and preserve the Premises in a state of condition and repair consistent with the Building and, when and if needed, at Tenant’s sole cost and expense, to make all repairs to the

Premises and every part thereof including, without limitation, all interior walls, storefronts, floors, ceilings, interior and exterior doors and windows and fixtures and interior plumbing and the heating, ventilating and air conditioning systems which serve the Premises, but excluding such maintenance and repairs Landlord is obligated to make herein. Any such maintenance and repairs will be performed by Landlord’s contractor, or at Landlord’s option, by such contractor or contractors as Tenant may choose with approval from Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair in accordance with the Arizona Prompt Pay Act. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefore. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate (defined below) until paid by Tenant.

15. LIENS. Tenant agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. At Landlord’s request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost and expense, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within twenty (20) days after Tenant’s receipt of notice of the filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all reasonable times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will minimize, as reasonably practicable, the interference with Tenant’s business, and will provide Tenant at least 72 hours notice to Tenant (except no notice will be required in the event of an emergency). Tenant may alter any lock or install any new or additional locks or bolts on any door of the Premises without Landlord’s prior written consent and without providing Landlord with a key to all such locks. Except in the case of the negligence or willful misconduct of Landlord, any entry to the Premises obtained by Landlord during an emergency will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises and Landlord will not be liable to Tenant for any damages or losses resulting from any such entry.

17. UTILITIES AND SERVICES. Throughout the Term of this Lease, Tenant shall pay directly to the utility company providing such service all costs for water, gas, heat, light, power, sewer, electricity, telephone and other services metered, chargeable or provided to the Premises. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs, (ii) strikes lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel or (v) any other cause beyond Landlord’s reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly.

18. INDEMNIFICATION.

(a) Except for the negligence or willful misconduct of Landlord, Landlord’s management agent, and mortgagee, if any, and their respective principals, officers, agents, servants, employees, and contractors (collectively, the Landlord Parties”)Tenant shall indemnify, save harmless and defend Landlord, and the Landlord Parties from and against all claims, actions, damages, liability and expense, including without limitation reasonable attorneys’ fees and expenses incurred by Landlord in connection with any loss of life, personal injury or damage to property or business arising out of or in any way connected with the Premises or Tenant’s operations, the condition, use, maintenance, repair, or occupancy of the Premises, or in any way arising out of the activities in the Premises, Common Areas, or other portions of the Project, of the Tenant or its sublessees or their respective agents, employees, servants, invitees, or contractors.

(b) Except for the negligence or willful misconduct of Tenant, Landlord shall indemnify, save harmless and at Tenant’s option, defend Tenant and its respective principals, officers, agents, servants, employees, and contractors from and against all claims, actions damages, liability and expense, including without limitation reasonable attorneys’ fees and expenses incurred by Tenant, in connection with any loss of life personal injury or damage to property or business arising out of or in any way connected with the Landlord’s use or occupancy of the Common Area or Landlord’s operations, conduct, acts or omissions in respect to the Project.

(c) Survival; No Release of Insurers. Tenant’s indemnification obligations under Paragraph 18 will survive the expiration or earlier termination of this Lease.

19. INSURANCE.

(a) Tenant’s Insurance. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, a commercial policy of general liability and fire insurance insuring Landlord and Tenant (and if requested by Landlord, the Landlord’s lender and property manager) against any liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the ownership, use, occupancy, or maintenance of the Premises. Such insurance shall be in the amount of not less than $1,000,000 per occurrence. The limit of any such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord’s protective liability endorsement attached thereto, listing Landlord and Landlord’s agent(s) as additional insured. Landlord reserves the right to require any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant’s interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b) Supplemental Tenant Insurance Requirements. All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State. All policies must be issued by insurers with a minimum policyholder rating of “A-” and a minimum financial rating of “VII” in the most recent version of Best’s Key Rating Guide. All policies must contain a requirement to notify Landlord (and Landlord’s property manager and any mortgagees or ground lessors of Landlord who are named as additional insured, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof, or within thirty (30) days in the case of non-payment of premium. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant’s compliance with the provisions of this Paragraph 19. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Landlord will have the right, but not the obligation, to obtain such insurance as Landlord deems necessary to protect Landlord’s interests at Tenant’s expense. Tenant’s insurance must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord’s property manager or Landlord’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant’s insurance.

(c) Waiver of Subrogation. Tenant’s property insurance shall contain a clause whereby the insurer waives all rights of recovery by way of subrogation against Landlord. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant’s worker’s compensation insurance carrier of all rights of recovery by way of subrogation against Landlord.

20. DAMAGE OR DESTRUCTION.

(a) Partial Destruction. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(d) below to cover Tenant’s obligation for the costs of repair, reconstruction and restoration of any portion of the tenant improvements and any alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b) Substantial Destruction. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect within 30 days after such casualty to either. (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant’s termination right contained in Subparagraph 20(c) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

(c) Termination Rights. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord’s contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within two hundred ten (210) days after the date of such damage, then either Landlord or Tenant may terminate this Lease effective upon delivery of written notice to the other within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore; provided, however, Tenant shall have no right to terminate this Lease if Landlord can relocate Tenant to other comparable Premises in the Building or the Project within ninety (90) days after the date of such damage.

(d) Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any tenant improvements installed by or at the cost of Tenant and any alterations, but excluding proceeds for Tenant’s furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds to the extent of any balance of the Monthly Amortized Tenant Improvement Repayment then due. Upon delivery of such insurance proceeds to Landlord, the amount o of such insurance proceeds will be credited against the balance of the Monthly Amortized Tenant Improvement Repayment obligation. If for any reason (including Tenant’s failure to obtain required insurance), Tenant fails to receive insurance proceeds covering the full replacement cost of any tenant improvements and any alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

(e) Abatement of Rent. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty in proportion to the degree to which Tenant’s use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(f) Damage near End of Term. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease where Landlord’s contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (f), it shall provide written notice to the other party of such election within ten (10) days after its receipt of Landlord’s contractor’s repair estimates.

(g) Waiver of Termination Right. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

21. EMINENT DOMAIN.

(a) Substantial Taking. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b) Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant’s use and occupancy of the Premises including any temporary taking of ninety (90) days or less, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefore from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project is taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if Landlord also terminates the leases of the other tenants of the Building which are leasing comparably sized space for comparable lease terms.

(c) Condemnation Award. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

22. DEFAULTS AND REMEDIES.

(a) Defaults. The occurrence of any one or more of the following events will be deemed a default by Tenant:

(i) Intentionally omitted.

(ii) The failure by Tenant to make any payment of Base Rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in Arizona regarding unlawful detainer actions or any successor statute or law of a similar nature.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in Arizona regarding unlawful detainer actions and any successor statute or similar law. If the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord’s concurrence, commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(iv) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(b) Landlord’s Remedies: Termination. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in Arizona and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations, the tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, and any tenant improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord to the extent unpaid, pursuant to this Lease. As used in Subparagraphs 22(b) (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate of 10% per annum (the “Interest Rate”).

(c) Landlord’s Remedies; Re-Entry Rights. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Paragraph 13 of this Lease or any other procedures permitted by applicable law. No reentry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) Landlord’s Remedies; Re-Letting. If Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or re-let the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such re-letting. If Landlord elects to re-let the Premises, then rents received by Landlord from such re-letting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such re-letting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such re-letting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such re-letting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency will be calculated and paid monthly.

(e) Landlord’s Remedies; Performance for Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for thirty (30) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate of 10% per annum, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22

(f) Late Payment. If Tenant fails to pay any installment of rent within five (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate of 10% per annum until such amount is paid by Tenant to Landlord. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to ten percent (10%) of the amount due or $500, whichever is less, to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. Landlord and Tenant agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance in the form of a cashier’s check throughout the remainder of the Lease Term. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier’s check.

(g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23. LANDLORD’S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24. ASSIGNMENT AND SUBLETTING

(a) Restriction on Transfer. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer or assignment of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24; provided, however, this provision will not apply to public corporations, the stock of which is traded through a public stock exchange or over the counter system.

(b) Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

(c) Landlord’s Options. Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for re-letting by Landlord.

(d) Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all moneys due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a nonrefundable administrative fee of not more than Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ fees.

25. SUBORDINATION. Provided that Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Project, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Project or any leases thereof, or Landlord’s interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder.

26. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord an Estoppel certificate, in Landlord’s standard form or as may reasonably be required by Landlord’s lender. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Tenant’s failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant’s failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys’ fees and costs) attributable to any failure by Tenant to timely deliver any such Estoppel certificate to Landlord as required by this Paragraph 26.

27. BUILDING PLANNING. Intentionally omitted.

28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit “C and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

29. MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS. Tenant, within ten (10) days after request therefore, agrees to execute any reasonable amendments to this Lease which may be requested by any lender or ground lessor of the Project, provided any such amendments do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

30. DEFINITION OF LANDLORD. The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as Landlord returns the Security Deposit to Tenant and the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the Base Rent and Additional Rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval will not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

32. PARKING. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant, Tenant’s visitors and guests an exclusive license to use the parking areas which serve the Building subject to the terms and conditions of this Paragraph 32 and the Rules and Regulations regarding parking contained in Exhibit “E” attached hereto. Tenant’s parking areas are restricted to the areas marked on Exhibit “E”. Tenant will not use or allow any of Tenant’s employees or guests to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with the Rules and Regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay) riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

34. SIGNS. Landlord will designate the location on the Premises, if any, for one or more Tenant identification sign(s). Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Project and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s discretion, (ii) any covenants, conditions or restrictions and sign criteria governing the Project, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant’s sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant’s sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant’s account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord’s costs, expenses and actual attorneys’ fees with interest thereon at the Interest Rate from the date of Landlord’s demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Landlord hereby consents to the location, size, color, design and other physical aspects of Tenant’s existing signs.

35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Building including, subject to the prior rights of any Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord.

36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon the occurrence of a default under this Lease, Tenant agrees to provide Landlord with a current balance sheet for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

38. MISCELLANEOUS.

(a) Conflict of Laws. This Lease shall be governed by and construed solely pursuant to the laws of the State of Arizona, without giving effect to choice of law principles hereunder.

(b) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. Tenant agrees to pay all collection agency fees and attorneys’ fees charged to Landlord in connection with any late payment or non-payment of rent or any other amounts due under this Lease including, without limitation, a fee of $150.00 for the preparation of any demand for delinquent rent or any notice to pay rent or quit.

(d) Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e) Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f) Prior Agreement; Amendments. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g) Severability. The provisions of this Lease shall be considered severable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(h) Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

(i) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and ail of which shall be one and the same agreement.

(j) Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms pursuant to Landlord’s request for an Estoppel certificate, a subordination agreement or to prospective subtenants or assignees under this Lease.

(k) Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

(i) Waiver of Jury Trial. Owner and Tenant waive any right to trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Owner nor any person acting on behalf of Owner has made any representation of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect.

39. EXECUTION OF LEASE.

(a) Joint and Several Obligations. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) Tenant as Corporation or Partnership. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in Arizona and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(c) Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.        CONTINUOUS OPERATION.

             [Intentionally omitted].

41.        OPERATING HOURS.

             Tenant’s business will be operated only during its normal business hours and days of the week. It is agreed, however, that the foregoing provision shall be subject to any governmental regulations to which Tenant may be subject concerning the hours of operation of Tenant’s business.

42.        OPTION TO EXTEND TERM: Tenant will have the option to extend the Term of this Lease for two (2), five-year periods (the “Extended Term”). See Exhibit F.

43.        HVAC MAINTENANCE

             Tenant shall maintain the HVAC on a ninety day service agreement.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:		TENANT:

ENCORE CAPITAL GROUP, INC., a Delaware corporation

By:	/s/ Pranjiwan R. Lodhia	By:	/s/ Paul Grinberg
	Pranjiwan R. Lodhia		Paul Grinberg, EVP and CFO

By:	/s/ Lolita Lodhia	Dated:
Lolita Lodhia

Dated:	April 16, 2008